                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 5, 1999

                                VIASYSTEMS, INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                      333-29727                43-1777252
(State or other jurisdiction        (Commission file          (I.R.S. employer
      of incorporation)                  number)             identification no.)

                              101 SOUTH HANLEY ROAD
                            ST. LOUIS, MISSOURI 63105
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (314) 727-2087

                                 ---------------

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired Independent Auditors' Report (PricewaterhouseCoopers). Combined Statement of Income for the Year Ended March 31, 1999 Combined Balance Sheet as of March 31, 1999 Combined Statement of Changes in Divisional Equity for the Year Ended March 31, 1999 Combined Statement of Cash Flows for the Year Ended March 31, 1999 Notes to the Combined Financial Statements.

         (b)     Pro Forma Financial Information

                 1. Unaudited Pro Forma Balance Sheet as of June 30, 1999, and related notes hereto
                 2. Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1998, and related notes thereto
                 3. Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 1999, and related notes thereto.

                  TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS)
                           LIMITED - THE PCB DIVISION

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                   Page
                                                                                                   ----
Report of PricewaterhouseCoopers.............................................................      F-2
Combined Statement of Income for the Year Ended March 31, 1999...............................      F-3
Combined Balance Sheet as of March 31, 1999..................................................      F-4
Combined Statement of Changes in Divisional Equity for the Year Ended March 31, 1999.........      F-5
Combined Statement of Cash Flows for the Year Ended March 31, 1999...........................      F-6
Notes to Combined Financial Statements.......................................................      F-8

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS)
LIMITED.

We have audited the accompanying combined balance sheet of the Printed Circuit Board Division of Termbray Industries International (Holdings) Limited (The "PCB Division") as of 31st March 1999 and the related combined statements of income, of cash flows and of changes in divisional equity for the year ended 31st March 1999, all expressed in Hong Kong Dollars. These combined financial statements are the responsibility of the management of the PCB Division. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Hong Kong, which are similar to those generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit substantially includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements audited by us present fairly, in all material respects, the financial position of the PCB Division at 31st March 1999, and the results of its operations and cash flows for the year ended 31st March 1999, in conformity with accounting principles generally accepted in Hong Kong.

Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the combined net income expressed in Hong Kong Dollars for the year ended 31st March 1999 and the determination of combined divisional equity also expressed in Hong Kong Dollars at 31st March 1999 to the extent summarised in note 18 to the combined financial statements.




PRICEWATERHOUSECOOPERS
Certified Public Accountants

Hong Kong, 24th September 1999

TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
THE PCB DIVISION

COMBINED STATEMENT OF INCOME
(AMOUNTS IN THOUSANDS)

                                                                     Year ended
                                                                     31st March
                                                                        1999
                                                        Note             HK$
                                                        ----         ----------
Net sales                                                  3           1,341,199
Cost of inventories sold                                                (934,387)
                                                                     -----------

Gross profit                                                             406,812


Operating expenses
 Salaries and related costs                                              (35,278)
 Sales and marketing expenses                                            (31,259)
 General and administrative expenses                                     (65,731)
                                                                     ------------

Income from operations                                                   274,544

Bank interest income                                                       4,607
Interest expense                                                         (28,577)
Other non-operating income                                                19,592
                                                                     -----------

Income before taxation                                     4             270,166

Provision for income taxes                                 5             (23,616)
                                                                     -----------

Net income                                                               246,550
                                                                     ===========


              The accompanying notes are an integral part of these
                         combined financial statements.

TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
THE PCB DIVISION

COMBINED BALANCE SHEET
(AMOUNTS IN THOUSANDS)

                                                                     31st March
                                                                        1999
                                                        Note             HK$
                                                        ----         ----------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                               65,808
  Trade accounts receivable, net                                         206,085
  Inventories, net                                          7            185,759
  Prepaid expenses and other assets                                       58,546
  Due from former related companies                         8            174,099
                                                                     -----------

TOTAL CURRENT ASSETS                                                     690,297

FIXED ASSETS, net                                           9            799,032
                                                                     -----------

TOTAL ASSETS                                                           1,489,329
                                                                     ===========

LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES
  Trade accounts payable                                                 133,780
  Bills payable                                                           24,528
  Other liabilities and accrued charges                                   44,059
  Current portion of long-term liabilities                 10            103,787
  Bank loans and overdrafts                                               42,024
  Income taxes payable                                                     5,943
                                                                     -----------

TOTAL CURRENT LIABILITIES                                                354,121

LONG-TERM LIABILITIES
  Long-term loans, net of current portion                  10             34,899
  Deferred taxation                                        11             22,503
                                                                     -----------

TOTAL LIABILITIES                                                        411,523

SHAREHOLDERS' EQUITY
  Divisional capital                                       12             15,020
  Retained profits                                         13          1,062,786
                                                                     -----------

TOTAL DIVISIONAL EQUITY                                                1,077,806
                                                                     -----------

TOTAL LIABILITIES AND DIVISIONAL EQUITY                                1,489,329
                                                                     ===========


              The accompanying notes are an integral part of these
                         combined financial statements.

TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
THE PCB DIVISION


COMBINED STATEMENT OF CHANGES IN DIVISIONAL EQUITY
(AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)


                                     Ordinary shares                         Non-voting deferred shares
                               ---------------------------    ---------------------------------------------------------
                                Number of                      Number of                                        Total
                                  shares         Amount         shares          Amount      Retained         divisional
                               outstanding     outstanding    outstanding    outstanding     profits           equity
                               -----------     -----------    -----------    -----------    ---------        ----------
                                                   HK$                           HK$            HK$              HK$
Balance at 1st April 1998       1,020,007         10,020        50,002          5,000         816,236           831,256
Net income                           --             --            --             --           246,550           246,550
                                ---------         ------        ------          -----       ---------         ---------

Balance at 31st March 1999      1,020,007         10,020        50,002          5,000       1,062,786         1,077,806
                                =========         ======        ======          =====       =========         =========


              The accompanying notes are an integral part of these
                         combined financial statements.

TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
THE PCB DIVISION

COMBINED STATEMENT OF CASH FLOWS
(AMOUNTS IN THOUSANDS)

                                                                            Year ended
                                                                            31st March
                                                                               1999
                                                                                HK$
                                                                            ----------
Cash flows from operating activities

 Income before taxation                                                        270,166
 Depreciation of owned fixed assets                                             66,473
 Depreciation of leased fixed assets                                            14,008
 Interest expense                                                               20,588
 Interest element of finance lease rental payments                               7,990
 Interest income                                                                (4,607)
 Amortisation of pre-operating expenses                                          1,194
 Loss on disposal of fixed assets                                                  194
 Decrease in inventories                                                        56,042
 Decrease in trade receivables, prepaid expenses and other assets               32,853
 Decrease in trade accounts and bills payable, other liabilities and
    accrued charges                                                            (54,740)
                                                                            ----------

Net cash inflow from operating activities                                      410,161
                                                                            ----------

Returns on investments and servicing of finance

 Interest received                                                               4,607
 Interest paid                                                                 (20,588)
 Interest element of finance lease rental payments                              (7,990)
                                                                            ----------

Net cash outflow from returns on investments and servicing of finance          (23,971)

Taxation

 Hong Kong profits tax paid                                                    (18,186)
                                                                            ----------

Taxation paid                                                                  (18,186)
                                                                            ----------
Investing activities
 Purchase of fixed assets                                                      (46,236)
 Proceeds from sale of fixed assets                                              1,974
                                                                            ----------

Net cash outflow from investing activities                                     (44,262)
                                                                            ----------

Net cash inflow before financing                                               323,742
                                                                            ----------

Financing

 Repayment of bank loans                                                      (211,662)
 Capital element of finance lease rental payments                              (51,919)
 Advances to former related companies                                          (56,415)
                                                                            ----------

Net cash outflow from financing                                               (319,996)
                                                                            ----------


The accompanying notes are an integral part of these combined financial statements.

TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
THE PCB DIVISION

COMBINED STATEMENT OF CASH FLOWS (CONTINUED)
(AMOUNTS IN THOUSANDS)

                                                                            Year ended
                                                                            31st March
                                                                               1999
                                                                            ----------
Net cash outflow from financing                                               (319,996)
                                                                            ----------
Increase in cash and cash equivalents                                            3,746
Cash and cash equivalents at beginning of the year                              20,038
                                                                            ----------

Cash and cash equivalents at end of the year                                    23,784
                                                                            ==========

Analysis of the balances of cash and cash equivalents

 Cash on hand and demand deposits with banks                                    65,808
 Bank loans and overdrafts                                                     (42,024)
                                                                            ----------
                                                                                23,784
                                                                            ==========

Supplemental cash flows information:

Analysis of changes in financing during the year

                                                              Obligations under
                                            Long term loans     finance leases
                                                HK$'000             HK$'000
                                            ---------------   -----------------
Balance as at 1st April 1998                      283,448           118,819

Repayment during the year                        (211,662)          (51,919)
                                               ----------        ----------

Balance as at 31st March 1999                      71,786            66,900
                                               ==========        ==========


The statement of cash flows is prepared in accordance with Hong Kong Statement of Standard Accounting Practice 15 "Cash Flow Statements" which differs in certain respects from U.S. Statement of Financial Accounting Standard 95 ("SFAS 95") "Statement of Cash Flows." The principal differences are explained in note 18.


              The accompanying notes are an integral part of these
                         combined financial statements.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

1        DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         The Printed Circuit Board Division of Termbray Industries International (Holdings) Limited (the "PCB Division") manufactures and sells laminates, prepreg products and printed circuit boards. The combined financial statements of the PCB Division for the year ended 31st March 1999 include the following former subsidiaries (the "PCB subsidiaries") of Termbray Industries International (Holdings) Limited ("Termbray"), all of which are private companies (or, if incorporated outside Hong Kong, have substantially the same characteristics as a private company):

                                                                  Particulars of
                                          Place of                registered
                                          incorporation/          capital/issued
           Name of company                operation               share capital                 Principal activities
           ---------------                --------------          --------------                --------------------
           Guangzhou Kalex                Hong Kong               2 ordinary shares of          Dormant
            Laminate Company                                       HK$1 each
            Limited (iii)

           Guangzhou Termbray             The People's            Registered capital            Manufacture and sales
            Electronics Technology         Republic of China       of US$28,500,000              of mass lamination
            Company Limited (ii)                                                                 and prepreg products

           Guangzhou Termbray             The People's            Registered capital            Manufacture and sales
            Circuit Board Company          Republic of China       of US$28,500,000              of printed circuit
            Limited (iv)                                                                         boards

           Kalex Circuit Board            Hong Kong               1,000,000 ordinary            Dormant
            (Hong Kong) Limited                                    shares of HK$10 each

           Kalex Circuit Board            Hong Kong/              2 ordinary shares of          Manufacture and sales
            (China) Limited               The People's             HK$100 each and               of printed circuit
                                           Republic of China       50,000 non-voting             boards and investment
                                                                   deferred shares of            holding
                                                                   HK$100 each

           Kalex Circuit Board            Hong Kong/              600,000 ordinary              Manufacture and sales
            (Guangzhou) Limited (i)       The People's             shares of US$1                of printed circuit boards
                                           Republic of China       each                          and investment holding

           Kalex Multi-Layer              Hong Kong               2 ordinary shares of          Dormant
            Printed Circuit Board                                  HK$1 each
            Company Limited (ii)

           Kalex Printed Circuit          Hong Kong               10,000 ordinary shares        Marketing and sales of
            Board Limited                                          of HK$1 each                  printed circuit boards

           Lee Lap & Sons Limited         Hong Kong/              2 ordinary shares of          Manufacture and sales
                                          The People's             HK$1 each and 2               of printed circuit
                                           Republic of China       non-voting deferred           boards
                                                                   shares of HK$1 each

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

1        DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

                                                                   Particulars of
                                          Place of                 registered
                                          incorporation/           capital/issued
           Name of company                operation                share capital             Principal activities
           ---------------                --------------          --------------             --------------------
           Termbray Circuit Board         Hong Kong                2 ordinary shares of      Investment holding
            Company Limited                                         HK$1 each

           Termbray Laminate              Hong Kong/               10,000 ordinary           Manufacture and sales
            Company Limited               The People's              shares of HK$1            of mass lamination and
                                           Republic of China        each                      prepreg products

           Termbray Property              The British Virgin       1 ordinary share of Property investment
            (B.V.I.) Limited               Islands                 US$1

         (i)      Directly held by Termbray Circuit Board Company Limited
         (ii)     Directly held by Kalex Circuit Board (China) Limited
         (iii)    Directly held by Termbray Laminate Company Limited
         (iv) Indirectly held by Termbray Circuit Board Company Limited through Kalex Circuit Board (Guangzhou) Limited

         100% of the equity interest, direct or indirect, of the above companies is attributable to the PCB Division.

         The combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission of the United States (the "SEC") for inclusion in a registration statement of public filing in the United States by Viasystems, Inc. They have been prepared on a historical cost basis from the books and records of these subsidiaries on the basis of established accounting methods, practices, procedures and policies (see
         Note 2) and the accounting judgments and estimation methodologies used by the management of the PCB Division.

         The combined financial statements do not represent the combination of Hong Kong statutory financial statements of the PCB subsidiaries as certain reclassifications and changes in presentation have been made to the financial statements in order to conform more closely to presentations customary in filings with the SEC.

         The combined financial statements have been prepared in accordance with generally accepted accounting principles in Hong Kong and with accounting standards issued by the Hong Kong Society of Accountants ("HKGAAP"). These principles differ in certain significant respects from generally accepted accounting principles in the United States of America ("USGAAP"). The effect of these differences on net income and divisional equity is summarised in Note 18.

         The combined statement of income includes all items of revenue and income generated by the PCB Division, all items of expense directly incurred by it and certain corporate expenses allocated from a subsidiary of Termbray outside the PCB Division in the normal course of business. For additional information concerning expenses allocated by the subsidiary of Termbray to the PCB Division, see Note 16.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

1        DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

         The debt of the PCB Division consists of obligations that are specifically identifiable with associated capital expenditures of the PCB Division. No other debt of Termbray (or related interest expense) has been allocated to the Division. Because of the special purpose of the PCB Division's combined financial statements and the significant related party transactions (as described in Note 16), these combined financial statements may not necessarily be indicative of the combined financial position, results of its operations or cash flows that would have resulted if the Division had been operated as a separate entity. Management believes that the accounting judgments, estimations and allocations made in preparing these combined financial statements were reasonable.

         All amounts are expressed in Hong Kong Dollars. Unless indicated otherwise, amounts in Hong Kong Dollars have been rounded to the nearest thousand.

2        PRINCIPAL ACCOUNTING POLICIES

 (a)     Basis of combination

         (i) The combined financial statements of the PCB Division include the financial statements of the PCB subsidiaries as mentioned in Note 1 for the year ended 31st March 1999. All material intercompany accounts and transactions among the companies included in the PCB Division have been eliminated on combination.

         (ii) Goodwill on consolidation or acquisition of a business, which represents the excess of the cost of investment over the fair value ascribed to the net underlying assets acquired, is charged against reserves to the extent that such reserves are available and any excess is charged against the statement of income in the year of acquisition.

 (b)     Fixed assets and depreciation

         The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the assets have been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the statement of income in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalised as an additional cost of the assets.

         (i)      Leasehold land, buildings and improvements

                  Leasehold land, buildings and improvements are stated at cost less accumulated amortization or depreciation and any provisions required to reflect recoverable amount.

         (ii)     Amortization of leasehold land

                  Amortization of leasehold land is calculated to write off its cost on the straight line basis over the unexpired period of the lease. Leasehold land is not amortised until such land has been put into operation.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

2        PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (iii)    Depreciation of leasehold buildings and improvements

                  Depreciation of leasehold buildings and improvements is calculated to write off their costs on the straight line basis over the unexpired periods of the leases or their expected useful lives, whichever is shorter. The principal annual rates used for this purpose are:

                  Leasehold buildings       4% or over the unexpired term of the
                                            land leases, whichever is shorter

                  Leasehold improvements    10 - 25%

         (iv)     Other tangible fixed assets

                  Other tangible fixed assets are stated at cost less accumulated depreciation except machinery and equipment acquired before 31st March 1987 which are stated at valuation less accumulated depreciation. No depreciation is provided on fixed assets under construction until the assets are put into operation. Depreciation on other tangible fixed assets is calculated to write off their costs on the straight line basis over their expected useful lives. The principal annual rates used for this purpose are:

                  Plant and machinery                                     10-25%
                  Furniture, fixtures and office equipment                10-25%
                  Moulds, tools, equipment and motor vehicles             10-25%


                  Advantage has been taken of the transitional relief provided by paragraph 72 of Statement of Standard Accounting Practice 17 "Property, plant and equipment" issued by the Hong Kong Society of Accountants from the requirement to make regular revaluations of the PCB Division's machinery and equipment, which had been carried at revalued amounts prior to 30th September, 1995, and accordingly no further revaluation of such machinery and equipment is carried out.

                  A decrease in net carrying amount of an asset arising on revaluation is charged to the statement of income to the extent that it exceeds the surplus, if any, held in revaluation reserve relating to previous revaluation of that particular asset.

         (v)      Impairment of fixed assets and other long lived assets

                  The carrying amounts of fixed assets are reviewed regularly to assess whether their recoverable amounts have declined below their carrying amounts, based on non-discounted future cash flows. When such a decline has occurred, their carrying amounts are reduced to their recoverable amounts. Recoverable amount is the amount which management expects to recover from the future use of the asset, including its residual value on disposal. The amount of any reduction to recoverable amount is charged to the statement of income.

                  For purposes of the reconciliation of the PCB Division's financial statements to US GAAP, where the recoverable amount of fixed and other long lived assets is less than carrying value, an impairment loss is recognized to write the assets down to their fair value. No such impairment losses were required in the year ended 31st March 1999.

         (vi)     Costs of restoring and improving fixed assets

                  Major costs incurred in restoring fixed assets to their normal working conditions are charged to the statement of income. Improvements are capitalized and depreciated over their expected useful lives.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

2        PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (vii)    Gain or loss on disposal of fixed assets

                  The gain or loss arising on disposal or retirement of an asset is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognised in the statement of income. On disposal of a revalued asset, the attributable revaluation surplus not dealt with in retained profits in prior years is transferred directly to retained profits.

         (viii)   Leased assets

                  Where assets are acquired through finance leases or hire purchase contracts under which substantially all the risks and rewards of ownership, other than legal title, are transferred to the company, the assets are treated as if they had been purchased. An amount equivalent to the cost is recorded as a fixed asset. The corresponding lease commitments are shown as obligations under finance leases and hire purchase contracts. Payments to the lessor are treated as consisting of capital and interest elements. The interest element is charged to the statement of income using the straight line method over the period of the lease. Assets held under finance leases or hire purchase contracts are depreciated over the shorter of lease periods or their estimated useful lives as in (iv) above.

                  US GAAP requires interest on finance leases to be recognized so as to ensure a constant periodic rate of interest on the remaining balance of the obligation (the "interest method"). The difference between the straight line method used by the company and the interest method is not material.

                  All other leases are accounted for as operating leases (see note (h) below).

 (c)     Inventories

         Inventories are stated at the lower of cost and net realisable value. Cost, which comprises all costs of purchase and, where applicable, costs of conversion and other costs that have been incurred in bringing the raw material and work in progress to their present location and condition, is calculated using the first-in, first-out method. Net realisable value of finished goods represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

         Consumable stores are stated at purchase cost less amount allocated to production costs when such assets are consumed.

 (d)     Foreign currencies

         Transactions in foreign currencies are translated into Hong Kong dollars at the rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in currencies other than Hong Kong dollars are re-translated into Hong Kong dollars at the rates of exchange ruling at the balance sheet date. Exchange difference arising are dealt with in the statement of income.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

2        PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

(e)      Deferred taxation

         Deferred taxation is accounted for at the current taxation rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or an asset is expected to be payable or receivable in the foreseeable future. In determining whether a liability is expected to be payable in the foreseeable future the company assesses the effect of its capital expenditure and other plans. If these plans indicate that sufficient accelerated tax allowances will be available to offset the effect of the reversal of timing differences a deferred tax liability is not established for such timing differences, in accordance with the requirements of HKGAAP.

(f)      Capitalisation of borrowing costs

         Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, i.e. assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets. Capitalisation of such borrowing costs ceases when the assets are substantially ready for their intended use or sale.

(g)      Use of estimates

         The preparation of combined financial statements in conformity with HKGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses reported during the period. Actual results could differ from these estimates.

(h)      Operating leases

         Rentals payable under operating leases, where substantially all the risks and rewards of ownership of the assets remain with the lessors, are charged to the statement of income on a straight line basis over the term of the relevant lease.

(i)      Cash and cash equivalents

         Cash and cash equivalents represent short term highly liquid investments which are readily convertible into known amount of cash were within three months of maturity when acquired; less advances from banks repayable within three months from the date of the advance.

(j)      Revenue recognition

         Income from processing services is recognised when the relevant services are rendered.

         Sales of goods are recognised when the goods are delivered and title has passed.

         Interest income from bank deposits is accrued on a time proportion basis, by reference to the principal outstanding and at the interest rate applicable.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

3        NET SALES

         Net sales represents invoiced value of inventories sold less returns.

4        INCOME BEFORE TAXATION

                                                                                               1999
                                                                                                HK$
                                                                                             --------
           Income before taxation is stated after crediting and charging the following :

           Crediting
            Exchange gain                                                                       6,321
            Interest income from bank deposits                                                  4,607
                                                                                             ========

           Charging
            Cost of inventories sold                                                          934,387
            Depreciation:
              Owned fixed assets                                                               66,473
              Leased fixed assets                                                              14,008
            Operating leases
              Land and buildings                                                                  932
              Hire of plant & machinery                                                            65
            Interest expense comprises:
             Interest expense on bank loans and overdrafts                                     20,588
             Interest element of finance lease rental payments                                  7,990
                                                                                             ========

5        PROVISION FOR INCOME TAXES

                                                                                               1999
                                                                                                HK$
                                                                                             --------
           Hong Kong profits tax                                                               17,310
           Overseas taxation                                                                    2,375
                                                                                             --------

                                                                                               19,685
                                                                                             --------

           Deferred tax (note 11)                                                               3,931
                                                                                             --------

                                                                                               23,616
                                                                                             ========

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

         Hong Kong profits tax has been provided at the rate of 16.0% (1998:
         16.5%) on the estimated assessable profit for the year. Taxation on overseas profits has been calculated on the estimated assessable profit for the year at the rates of taxation prevailing in the countries in which the PCB Division operates.

6        TRADE ACCOUNTS RECEIVABLE, NET

                                                                                               1999
                                                                                                HK$
                                                                                             --------
           Trade accounts receivable                                                         213,985
           Less: provision for doubtful debts                                                 (7,900)
                                                                                             -------
                                                                                             206,085
                                                                                             =======

7        INVENTORIES, NET

                                                                                              1999
                                                                                               HK$
                                                                                             -------
           Inventories, net at 31st March 1999 consisted
            of the following:

           Raw materials and supplies                                                         71,999
           Work in progress and finished goods                                                80,844
           Consumable stores                                                                  32,916
                                                                                             -------

                                                                                             185,759
                                                                                             =======

         Included in inventories, net at 31st March 1999 was an amount of HK$1,520 carried at net realisable value after making a provision for obsolete inventories of HK$3,256.

8        DUE FROM FORMER RELATED COMPANIES

         The amounts due from former related companies represent advances made to certain subsidiaries of Termbray Industries International (Holdings) Limited outside the PCB Division in order to finance the daily operations of these companies. The amounts due from these former related companies are unsecured, interest free and have no fixed terms of repayment.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

9        FIXED ASSETS

                                         Land and
                           Land and      buildings     Factories,
                           buildings    held under   staff quarters
                          held under    medium term        and
                          medium term     leases        machinery
                           leases in      outside        under         Leasehold
                           Hong Kong     Hong Kong    construction   improvements
                              HK$           HK$            HK$            HK$
                          -----------   -----------   -------------  ------------

Cost or valuation

 At 1st April 1998            37,413       229,568        61,417        101,379
 Additions                      --           3,821        11,354            263
 Reclassification               --            --         (17,545)         4,452
 Disposals                      --            --            --             (340)
                           ---------    ----------    ----------     ----------

 At 31st March 1999           37,413       233,389        55,226        105,754
                           ---------    ----------    ----------     ----------

Accumulated depreciation

 At 1st April 1998             3,061        10,648          --           42,777
 Charge for the year             935         3,673          --            8,059
 Disposals                      --            --            --             --
                           ---------    ----------    ----------     ----------

 At 31st March 1999            3,996        14,321          --           50,836
                           ---------    ----------    ----------     ----------

Net book value

 At 31st March 1999           33,417       219,068        55,226         54,918
                           =========    ==========    ==========     ==========

                                                      Moulds,
                                       Furniture,      tools,
                                       fixtures      equipment
                         Plant and     and office    and motor
                         machinery     equipment     vehicles       Total
                             HK$           HK$          HK$          HK$
                         ----------    ----------   ----------    ----------
Cost or valuation

 At 1st April 1998         624,294        23,230       12,737     1,090,038
 Additions                  26,598         3,090        1,110        46,236
 Reclassification           12,803           290         --            --
 Disposals                  (1,662)         --           (688)       (2,690)
                        ----------    ----------   ----------    ----------

 At 31st March 1999        662,033        26,610       13,159     1,133,584
                        ----------    ----------   ----------    ----------

Accumulated depreciation

 At 1st April 1998         182,388        11,379        4,340       254,593
 Charge for the year        62,824         3,378        1,612        80,481
 Disposals                     (40)         --           (482)         (522)
                        ----------    ----------   ----------    ----------

 At 31st March 1999        245,172        14,757        5,470       334,552
                        ----------    ----------   ----------    ----------

Net book value

 At 31st March 1999        416,861        11,853        7,689       799,032
                        ==========    ==========   ==========    ==========


(a) Machinery and equipment with an aggregate carrying book value of approximately HK$93,175 (1998: HK$140,430) as at the balance sheet date were held under finance lease and hire purchase contracts.

(b) Included in the PCB Division's machinery and equipment were an amount of HK$3,508 carried at valuation in 1987 with an aggregate depreciation of HK$3,508 as at 31st March 1999 which would also have had no net carrying value (1998: HK$ nil) had these assets been carried in the financial statements at cost less aggregate depreciation.

         All other fixed assets were stated at cost less aggregate depreciation.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

9        FIXED ASSETS (CONTINUED)

(c) Included in the PCB Division's factories, staff quarters and machinery under construction is net interest capitalised of approximately HK$6.2 million. No interest was capitalised during the year.

10       LONG-TERM LIABILITIES

                                                                                             1999
                                                                                              HK$
                                                                                            -------
          Unsecured bank loans repayable:
           Within one year                                                                   69,393
           Within two to five years                                                           2,393
                                                                                            -------

                                                                                             71,786
                                                                                            -------

         Obligations under finance leases and hire purchase
          contracts payable
           Within one year                                                                   34,394
           Within two to five years                                                          32,506
                                                                                            -------

                                                                                             66,900
                                                                                            -------

                                                                                            138,686
         Less: Current portion of long-term liabilities                                     103,787
                                                                                            -------

                                                                                             34,899
                                                                                            =======

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

11       DEFERRED TAXATION

                                                                                             1999
                                                                                              HK$
                                                                                            -------
         At 1st April 1998                                                                   18,572
         Transfer from statement of income (note 5)                                           3,931
                                                                                            -------

         At 31st March 1999                                                                  22,503
                                                                                            =======

         Provided in the financial statements in respect of:
          Accelerated depreciation allowances                                                26,648
          Tax losses                                                                         (4,145)
                                                                                            -------

                                                                                             22,503
                                                                                            =======


         The potential deferred taxation not provided for in the financial statements amounts to:

                                                                                             1999
                                                                                              HK$
                                                                                            -------

          Accelerated depreciation allowances                                                 2,469
          Tax losses                                                                         (1,574)
                                                                                            -------
                                                                                                895
                                                                                            =======

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

12       DIVISIONAL CAPITAL

         Divisional capital represents the combination of the share capital of the following former subsidiaries of Termbray.

            Name of company           Authorised capital           1999 HK$   Issued capital            1999 HK$
        ----------------------------  ------------------          ----------  --------------           ----------

        Kalex  Circuit Board (China)  10 ordinary shares                      2 ordinary shares
            Limited                   of HK$100 each                   1,000  of HK$100 each                  200
                                      and 50,000                              and 50,000
                                      non-voting deferred                     non-voting
                                      shares of HK$100                        deferred shares of
                                      each                         5,000,000  HK$100 each               5,000,000

        Kalex Circuit Board (Hong     1,000,000 ordinary                      1,000,000 ordinary
            Kong) Limited             shares of HK$10 each                    shares of HK$10
                                                                  10,000,000  each                     10,000,000

        Kalex Printed Circuit Board   10,000 ordinary                         10,000 ordinary
            Limited                   shares of HK$1 each                     shares of HK$1 each
                                                                      10,000                               10,000

        Lee Lap & Sons Limited        9,998 ordinary
                                      shares of HK$1 each                     2 ordinary shares
                                                                       9,998  of HK$1 each                      2

                                      and 2 non-voting                        and 2 non-voting
                                      deferred shares of                      deferred shares of
                                      HK$1 each                            2  HK$1 each                         2

        Termbray Circuit Board        10,000 ordinary
            Company Limited           shares of HK$1                          2 ordinary shares
                                      each                            10,000  of HK$1 each                      2

        Termbray Laminate Company     10,000 ordinary                         10,000 ordinary
            Limited                   shares of HK$1 each                     shares of HK$1 each
                                                                      10,000                               10,000

        Termbray Property  (B.V.I.)   50,000 ordinary                         1 ordinary share
            Limited                   shares of US$1                 400,000  of US$1                           8
                                                               -------------                        -------------

                                                               HK$15,441,000                        HK$15,020,214
                                                               =============                        =============

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

13       RETAINED PROFITS

         Retained profits of the PCB Division represents the combination of the post-acquisition profits/(losses) of the following former subsidiaries of Termbray attributable to the PCB Division:

                                                                                        1999
                                                                                         HK$
                                                                                      ---------

         Guangzhou Kalex
          Laminate Company Limited                                                         (139)

         Guangzhou Termbray
          Electronics Technology                                                        (11,978)
          Company Limited

         Guangzhou Termbray
          Circuit Board Company Limited                                                 (32,395)

         Kalex Circuit Board
          (Hong Kong) Limited                                                            21,090

         Kalex Circuit Board
          (China) Limited                                                               532,423

         Kalex Circuit Board
          (Guangzhou) Limited                                                            47,753

         Kalex Multi-Layer
          Printed Circuit Board
          Company Limited                                                                (1,112)

         Kalex Printed Circuit
          Board Limited                                                                   2,212

         Lee Lap & Sons Limited                                                         418,726

         Termbray Circuit Board
          Company Limited                                                                 1,020

         Termbray Laminate
          Company Limited                                                                81,869

         Termbray Property
          (B.V.I.) Limited                                                               10,547
                                                                                      ---------

                                                                                      1,070,016

         Less:  Goodwill previously written off against statement of income              (7,230)
                                                                                      ---------

                                                                                      1,062,786
                                                                                      =========

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

14       COMMITMENTS

(a)      CAPITAL COMMITMENTS

                                                                                     1999
                                                                                      HK$
                                                                                   --------
          Contracted but not provided for
          - purchase of fixed assets                                                 16,607
                                                                                   ========

(b)      OPERATING LEASE COMMITMENTS

         At 31st March 1999 the PCB Division had commitments to make payments in the next twelve months under operating leases which expire as follows:

                                                                                     1999
                                                                                      HK$
                                                                                   --------
         Land and buildings
          - Within one year                                                             367
          - In the second to fifth years inclusive                                      114
                                                                                   --------

                                                                                        481
                                                                                   ========

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

15       CONTINGENT LIABILITIES

         During the year, certain PCB subsidiaries within the PCB Division purchased production materials amounting to approximately HK$12 million from an outside supplier. Such production materials acquired were subsequently found to be defective and settlement of the purchases was therefore withheld by the Division. Legal actions for settlement of the purchases together with interest were taken by the supplier against these PCB subsidiaries. The Division also instituted a legal action against such supplier claiming damages which may arise from the materials delivered by the supplier. While the outcome of these proceedings cannot at present be estimated with certainty, based on independent legal advice, management is of the opinion that the outcome of these cases would not have a material adverse impact on the financial position of the PCB Division, and that adequate disclosure having been made, no provision has been made in the financial statements accordingly.

16       RELATED PARTY TRANSACTIONS

         During the year, the PCB Division paid a management fee to a subsidiary of Termbray Industries International (Holdings) Limited amounting to HK$24,802 based on terms agreed by the relevant parties. The management fee was charged by the subsidiary of Termbray for the PCB Division's share of salaries and office expenses and comprised:

         - 95% of total office salaries based on human resources utilised
         - 89% of total management salaries based on estimated management hours, and
         - a pre-fixed percentage of 85% of the total office rental and communications expenses.

17       APPROVAL OF FINANCIAL STATEMENTS

         The financial statements of the PCB Division were approved by the board of directors of Termbray Industries International (Holdings) Limited on 24th September 1999.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

18       SUMMARY OF DIFFERENCES BETWEEN HKGAAP AND USGAAP

         The combined financial statements of the PCB Division are prepared in accordance with accounting principles generally accepted in Hong Kong ("HKGAAP"), which differ in certain significant respects from accounting principles generally accepted in the United States of America ("USGAAP"). Differences between HKGAAP and USGAAP which have an effect on the net income, total divisional equity and statement of cash flows of the Division are summarized as follows:

(a)      NET INCOME AND TOTAL DIVISIONAL EQUITY

                                                                                                      Year ended
                                                                                                      31st March
                                                                                                          1999
                                                                                       Note                HK$
                                                                                       -----          ----------
         NET INCOME
          As stated under HKGAAP                                                                          246,550
          USGAAP adjustments:
           Amortisation of goodwill                                                      (i)                 (537)
           Deferred tax liabilities                                                     (ii)               (7,169)
           Capitalisation of interest costs                                            (iii)                5,769
                                                                                                       ----------
         Net income under USGAAP                                                                          244,613
                                                                                                       ==========

         TOTAL DIVISIONAL EQUITY
         As stated under HKGAAP                                                                         1,077,806
         USGAAP adjustments:
           Goodwill                                                                                        10,738
           Accumulated amortisation of goodwill                                          (i)               (3,982)
           Deferred tax liabilities                                                     (ii)               (2,505)
           Capitalisation of interest costs on assets under
             construction                                                              (iii)                5,769
                                                                                                       ----------
          Total divisional equity under USGAAP                                                          1,087,826
                                                                                                       ==========

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

18       SUMMARY OF DIFFERENCES BETWEEN HKGAAP AND USGAAP

(a)      NET INCOME AND TOTAL DIVISIONAL EQUITY

         (i)      Amortisation of goodwill

                  Under HKGAAP, the PCB Division offsets goodwill on acquisition of a business, which represents the excess of the cost of investment over the fair value ascribed to the net underlying assets acquired, against reserves to the extent that such reserves are available and any excess is charged against the statement of income in the year of acquisition.

                  Under USGAAP, goodwill on acquisition of a business should be capitalised and amortised. For such purpose, the goodwill is amortised on a straight-line basis over 20 years.

         (ii)     Deferred tax liabilities

                  Under HKGAAP, deferred taxation is accounted for at the current taxation rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or an asset is expected to be payable or receivable in the foreseeable future.

                  Under USGAAP, the PCB Division is required to recognise deferred tax assets and liabilities for the expected future tax consequences of all events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits in respect of tax loss carry forwards are also required to be recognized in full. A valuation allowance is required to be established in respect of deferred tax assets to the extent that realisation of such benefits is less likely than not.

                  Details of deferred income taxes under USGAAP are disclosed in Note (b) below.

         (iii) Under HKGAAP, borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, i.e. assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of those assets. Interest on borrowings not directly attributable to the acquisition, construction or production of qualifying assets is not capitalizable.

                  Under USGAAP, the PCB Division is required to include interest costs as a component of the historical cost of any facilities constructed for the division's own use. Capitalizable interest cost is interest cost incurred that theoretically could have been avoided during the period required to bring a qualifying asset to the condition and location necessary for its intended use if expenditures for qualifying assets had not been made.

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, unless otherwise stated)

18       SUMMARY OF DIFFERENCES BETWEEN HKGAAP AND USGAAP (CONTINUED)

(b)      DEFERRED TAX

         Under USGAAP, deferred tax liabilities and assets comprise the following:

                                                                     Year ended
                                                                     31st March
                                                                        1999
                                                                         HK$
                                                                     ----------
         Deferred tax liabilities

           Accelerated depreciation                                     29,117

         Deferred tax assets

           Tax loss carry forward                                       (5,719)
           Valuation allowance                                           1,610
                                                                        ------
                                                                        25,008
                                                                        ======

         As of 31st March 1999, the PCB Division had accumulated tax losses amounting to $35,741 (the tax effect thereon is $5,719) which may be carried forward and applied to reduce future taxable income which is earned in or derived from Hong Kong. The tax losses have no expiry date. Realization of deferred tax assets associated with tax loss carry forwards is dependent upon generating sufficient taxable income. A valuation allowance has been established against part of such tax losses since management believes it is more likely than not that insufficient taxable income will be generated in the foreseeable future to utilise part of the tax loss carry forwards.

         Certain losses incurred by certain subsidiaries of the PCB Division located in the People's Republic of China ("PRC") are not included on the basis that their losses are considered likely to be utilised in the years in which the profits of these subsidiaries are tax exempt, pursuant to the PRC tax law. Accordingly, the PCB Division will derive no benefit in respect of these losses.

         Changes in the valuation allowance consist of:

                                                                     Year ended
                                                                     31st March
                                                                        1999
                                                                         HK$
                                                                     ----------

         Balance at beginning of the year                                 --
                                                                        ------
         Additions to income tax expense                                 1,610
                                                                        ------
         Balance at end of the year                                      1,610
                                                                        ======

         TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED
         THE PCB DIVISION

         NOTES TO THE COMBINED FINANCIAL STATEMENTS
         (Amounts in thousands, except number of shares and unless otherwise stated)

18       SUMMARY OF DIFFERENCES BETWEEN HKGAAP AND USGAAP (CONTINUED)

(c)      STATEMENT OF CHANGES IN DIVISIONAL EQUITY UNDER USGAAP

                               Ordinary shares                      Non-voting deferred shares
                       ---------------------------   --------------------------------------------------------
                        Number of                     Number of
                         shares           Amount       shares          Amount                        Total
                       outstanding     outstanding   outstanding    outstanding      Retained      divisional
                        (note 12)       (note 12)     (note 12)      (note 12)        profits        equity
                       -----------     -----------   -----------    -----------      ---------     ----------
                                            HK$                          HK$            HK$            HK$

Balance at 1st
April 1998              1,020,007         10,020        50,002          5,000          828,193        843,213
Net income                   --             --            --             --            244,613        244,613
                       ----------        -------       -------         ------        ---------      ---------

Balance at 31st
March 1999              1,020,007         10,020        50,002          5,000        1,072,806      1,087,826
                       ==========        =======       =======         ======        =========      =========

(d)      STATEMENT OF CASH FLOWS

         Under HKGAAP, cash flows are presented separately for operating activities; returns on investments and servicing of finance; taxation; investing activities and financing activities. Under USGAAP, however, only three categories of activities are reported, being operating activities; investing activities and financing activities. Cash flows from taxation, returns on investments and servicing of finance would, with the exception of servicing of divisional financing, be included as operating activities under USGAAP. The servicing of divisional financing would be included as financing activities under USGAAP.

         In addition, under USGAAP, cash and cash equivalents do not include bank loans overdrafts repayable within three months from the date of the advance as is the case under HKGAAP. For USGAAP purposes, the Division's cash and cash equivalents would be adjusted as follows:

         Under USGAAP, the following amounts would be reported:

                                                                                              Year ended
                                                                                              31st March
                                                                                                 1999
                                                                                              ----------
                                                                                                  HK$
         Net cash provided from operating activities                                            368,004
         Net cash used in investing activities                                                  (44,262)
         Net cash used in financing activities                                                 (325,122)
                                                                                               --------

         Decrease in cash and cash equivalents                                                   (1,380)
         Cash and cash equivalents at the beginning of year                                      67,188
                                                                                               --------
         Cash and cash equivalents at the end of year                                            65,808
                                                                                               ========

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    On August 5, 1999, an indirect wholly-owned subsidiary of Viasystems, Inc. (the "Company") acquired the printed circuit board manufacturing division ("Kalex") of Termbray Industries International (Holdings) Limited ("Termbray Holdings"), a manufacturer of rigid printed circuit boards located in China, for a net cash purchase of approximately $301 million plus acquisition costs of approximately $8.5 million (the "Kalex Acquisition"). The Kalex Acquisition was funded with (i) $200 million from a capital contribution to the Company from the issuance of 163,934,427 shares of the common stock of Viasystems Group, Inc., the Company's parent, and (ii) borrowings under a new tranche C term loan under the Company's senior secured credit facility, as amended and restated (the "Third Amended and Restated Credit Agreement"), from a syndicate of commercial banks and institutional lenders set forth on the signature pages thereto. The Third Amended and Restated Credit Agreement is filed as Exhibit 4.11 to this Current Report on Form 8-K/A. The purchase price for the Kalex Acquisition was determined as a result of arms-length negotiation between the Company and Termbray Holdings, which are unrelated parties. The Kalex Acquisition was consummated as a stock purchase of certain indirect subsidiaries of Termbray Holdings that conduct the printed circuit board manufacturing business of Kalex, and such entities will continue to conduct that business as subsidiaries of the Company. The Kalex Acquisition has been accounted for using the purchase method of accounting whereby the total purchase price has been preliminarily allocated to the assets and liabilities based on their respective fair values.

    The following unaudited pro forma financial information (the "Pro Forma Financial Information") of the Company is based on the audited consolidated financial statements for the year ended December 31, 1998 and the unaudited interim consolidated financial statements for the six months ended June 30, 1999 of Viasystems, Inc. and the audited combined financial statements for the year ended March 31, 1999 and the unaudited interim combined financial statements for the six months ended March 31, 1999 and as of June 30, 1999 of Kalex (see Note 1 to the Pro Forma Financial Information). The unaudited Pro Forma Balance Sheet as of June 30, 1999, gives effect to the Kalex Acquisition as though the transaction had occurred at such date. The Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1998, and for the six months ended June 30, 1999, gives effect to the Kalex Acquisition as though such transaction had occurred at the beginning of each respective period. In order to present the Pro Forma Financial Information, certain financial information for Kalex was translated from the local currency to United States dollars based upon exchange rates published in The Wall Street Journal. The Unaudited Pro Forma Balance Sheet as of June 30, 1999, was translated at the exchange rate in effect as of the date of the financial information (HK $7.7591 = US $1.00). The Unaudited Pro Forma Statements of Operations for the Year Ended December 31, 1998, and for the Six Months Ended June 30, 1999, was translated at the average rate in effect for the respective period (HK $7.7479 = US $1.00 for the year ended March 31, 1999, and HK $7.7475 = US $1.00, for the six months ended March 31, 1999). The Company does not represent that the Hong Kong dollar amounts shown herein could have been converted to United States dollars at the quoted exchange rates. The Pro Forma Financial Information gives effect to pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The financial data for Kalex used in the preparation of the Pro Forma Financial Information has been adjusted for the differences between H.K. GAAP and U.S. GAAP (see notes to the consolidated financial statements of Kalex, included elsewhere herein).

    The Pro Forma Financial Information does not purport to be indicative of the results that would have been obtained had such transactions been completed as of the assumed dates and for the periods presented or that may be obtained in the future. The Pro Forma Financial Information should be read in conjunction with the historical financial statements of Viasystems, Inc. and Kalex, and the related notes thereto.

                         VIASYSTEMS, INC. & SUBSIDIARIES

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)

                                          Viasystems,                   Historical
                                              Inc.          Kalex       Combined(1)    Adjustments        Pro Forma
                                          -----------     ---------     -----------    -----------       -----------
ASSETS

Current assets:
    Cash and cash equivalents ........    $     2,042     $  18,283     $    20,325     $ (14,008)(2)    $     6,317
    Accounts receivable ..............        199,912        35,186         235,098          --              235,098
    Inventories ......................        106,209        20,924         127,133          --              127,133
    Prepaid expenses and other .......         39,476         2,539          42,015          --               42,015
                                          -----------     ---------     -----------     ---------        -----------
         Total current assets ........        347,639        76,932         424,571       (14,008)           410,563
Property, plant and equipment, net ...        561,894       102,061         663,955          --              663,955
Deferred financing costs, net ........         67,597          --            67,597         9,300(3)          76,897
Intangible assets, net ...............        357,028           854         357,882       162,792(4)         520,674
Other assets .........................         21,515          --            21,515          --               21,515
                                          -----------     ---------     -----------     ---------        -----------
         Total assets ................    $ 1,355,673     $ 179,847     $ 1,535,520     $ 158,084        $ 1,693,604
                                          ===========     =========     ===========     =========        ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Current maturities of long-term
      obligations ....................    $    67,486     $  16,461     $    83,947     $ (26,586)(5)    $    57,361
    Accounts payable .................        147,295        17,917         165,212          --              165,212
    Accrued and other liabilities ....        112,203        14,217         126,420          --              126,420
    Income taxes payable .............           --             916             916          --                  916
                                          -----------     ---------     -----------     ---------        -----------
         Total current liabilities ...        326,984        49,511         376,495       (26,586)           349,909
Deferred taxes .......................         70,283         3,381          73,664          --               73,664
Long-term obligations, less current
    maturities .......................      1,086,958         3,242       1,090,200       127,883(5)       1,218,083
Other noncurrent liabilities .........         66,680          --            66,680          --               66,680
Intercompany .........................           --         (23,749)        (23,749)       23,749(6)            --
Stockholder's equity .................       (195,232)      147,462         (47,770)       33,038(7)         (14,732)
                                          -----------     ---------     -----------     ---------        -----------
         Total liabilities and
           stockholder's equity ......    $ 1,355,673     $ 179,847     $ 1,535,520     $ 158,084        $ 1,693,604
                                          ===========     =========     ===========     =========        ===========


          See accompanying notes to Unaudited Pro Forma Balance Sheet.

                         VIASYSTEMS, INC. & SUBSIDIARIES

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)



(1) The historical combined Balance Sheet of Viasystems, Inc. as of June 30, 1999 was derived from the unaudited interim consolidated balance sheets of Viasystems, Inc. and Kalex as of June 30, 1999.

(2) Adjustment reflects purchase accounting adjustment to record stated Kalex cash balance acquired.

(3) Adjustment reflects the deferred financing costs incurred in connection with the financing of the Kalex Acquisition amortized over the term of the related debt.

(4) Adjustment reflects the purchase price of Kalex in excess of the net book value of net assets acquired less the write-off of acquired in-process research and development. The purchase price has been preliminarily allocated based on an appraisal of the acquired intangibles as follows:

         Customer list..............................................................           $  66,000
         Developed technologies.....................................................              20,400
         Assembled workforce........................................................               3,000
         Goodwill...................................................................              73,392
                                                                                               ---------
                                                                                                 162,792
         Acquired in-process R&D....................................................              17,600
         Net book value of assets acquired (at June 30, 1999).......................             129,132
                                                                                               ---------
                                                                                               $ 309,524
                                                                                               =========

(5) Adjustments reflect the impact on debt as a result of financing related to the acquisition of Kalex:

         New Tranche C Loan.........................................................           $ 291,000
         Less:
         Repayment of US Revolving Loan.............................................             (70,000)
         Repayment of Kalex debt - long-term portion................................              (3,242)
         Chips Term Loan - cash collateral..........................................             (89,875)
                                                                                               ---------
                                                                                               $ 127,883
                                                                                               =========

         Repayment of Chips Term Loans..............................................           $ (10,125)
         Repayment of Kalex debt - current portion..................................             (16,461)
                                                                                               ---------
                                                                                               $ (26,586)
                                                                                               =========

(6) Adjustment reflects the purchase accounting adjustment to eliminate intercompany balances with non-Kalex entities.

(7)      Adjustment reflects:

         Capital contribution related to the acquisition of Kalex...................           $ 200,000
         Transaction costs related to capital contributions.........................              (1,900)
                                                                                               ---------
         Net equity contribution....................................................             198,100
         Less:
         Purchase accounting adjustment to eliminate the historical stockholders'
              equity of Kalex.......................................................            (147,462)
         Record write-off of in-process research and development....................             (17,600)
                                                                                               ---------
              Net adjustment to stockholders' equity................................           $  33,038
                                                                                               =========

                         VIASYSTEMS, INC. & SUBSIDIARIES

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                           Viasystems,                   Historical
                                               Inc.           Kalex      Combined(1)     Adjustments      Pro Forma
                                           -----------     ---------     -----------     -----------     -----------
Net sales .............................    $ 1,031,928     $ 173,104     $ 1,205,032     $   --          $ 1,205,032
Cost of goods sold ....................        723,741       110,562         834,303         --              834,303
Selling, general and administrative
   expenses ...........................        106,749        16,721         123,470         --              123,470
Depreciation and amortization .........        166,606        10,457         177,063       31,477 (2)        208,540
Write-off of acquired in-process
research and development ..............         20,100          --            20,100         --   (3)         20,100
                                           -----------     ---------     -----------     --------        -----------
Operating income ......................         14,732        35,364          50,096      (31,477)            18,619
Interest expense, net .................         92,535         2,349          94,884       13,728 (4)        108,612
Amortization of deferred
   financing costs ....................          9,354          --             9,354        2,068 (5)         11,422
Other expense (income) ................          4,960        (2,529)          2,431         --                2,431
                                           -----------     ---------     -----------     --------        -----------
Income (loss) before income taxes .....        (92,117)       35,544         (56,573)     (47,273)          (103,846)
Provision (benefit) for income taxes...         (7,334)        3,973          (3,361)      (5,220)(6)         (8,581)
                                           -----------     ---------     -----------     --------        -----------
     Net loss .........................    $   (84,783)    $  31,571     $   (53,212)    $(42,053)       $   (95,265)
                                           ===========     =========     ===========     ========        ===========


     See accompanying notes to Unaudited Pro Forma Statement of Operations.

                         VIASYSTEMS, INC. & SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)


(1) The historical combined Statement of Operations of Viasystems, Inc. for the year ended December 31, 1998 has been derived from the audited historical Statement of Operations of Viasystems, Inc. for the year ended December 31, 1998 as filed on Form 10-K on March 30, 1999, and the audited historical Statement of Operations of Kalex for the year ended March 31, 1999, included elsewhere herein.

(2) Adjustment reflects the full year effect of the amortization of the acquired intangibles and goodwill related to the Kalex Acquisition. Amortization is computed using systematic methods over the estimated useful lives ranging from 1 - 20 years.

(3) The Unaudited Pro Forma Statement of Operations does not reflect the non-recurring charge of $17,600 for the write-off of acquired in-process research and development related to the acquisition of Kalex.

(4) Adjustment reflects the net impact to interest expense of the following borrowings as if the Kalex Acquisition had been consummated as of the beginning of the period.

         New Tranche C Loan - $291,000 at 9.2%...........................................      $  26,771
         Interest income of cash collateral account -- $89,900 at 4.5%...................         (4,044)
         US Revolver - paydown $70,000 at 8.3%...........................................         (5,810)
         Chips Term Loan - paydown $10,125 at 8.3%.......................................           (840)
                                                                                               ---------
                                                                                                  16,077
         Elimination of Kalex historical interest.......................................          (2,349)
                                                                                               ---------
                                                                                               $  13,728
                                                                                               =========

(5) Adjustment reflects the amortization of deferred financing costs associated with the Kalex Acquisition as if the acquisition had been consummated at the beginning of the period. These costs are amortized over the term of the related debt using the straight-line method, which approximates the effective interest method.

(6) Adjustments reflect the pro forma tax effect of the adjustments described above.

                         VIASYSTEMS, INC. & SUBSIDIARIES

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)


                                            Viasystems,                   Historical
                                                Inc.          Kalex       Combined(1)   Adjustments     Pro Forma
                                            -----------     ---------     -----------   -----------    -----------
Net sales ..............................    $   520,385     $  86,036     $   606,421     $   --       $   606,421
Cost of goods sold .....................        382,412        54,571         436,983         --           436,983
Selling, general and administrative
   expenses ............................         49,037         8,127          57,164         --            57,164
Depreciation and amortization ..........         72,367         5,165          77,532       15,738 (2)      93,270
Write-off of acquired in-process
   research and development ............           --            --              --           --   (3)        --
                                            -----------     ---------     -----------     --------     -----------
Operating income (loss) ................         16,569        18,173          34,742      (15,738)         19,004
Interest expense, net ..................         49,255           866          50,121        7,173 (4)      57,294
Amortization of deferred
   financing costs .....................          4,915          --             4,915        1,034 (5)       5,949
Other expense (income) .................          1,566        (2,315)           (749)        --              (749)
                                            -----------     ---------     -----------     --------     -----------
Income (loss) before income taxes
   and cumulative effect of a change
   in accounting principle .............        (39,167)       19,622         (19,545)     (23,945)        (43,490)
Provision (benefit) for income
   taxes ...............................        (11,028)        1,672          (9,356)      (2,709)(6)     (12,065)
                                            -----------     ---------     -----------     --------     -----------
Income (loss) before cumulative
   effect of a change in accounting
   principle ...........................    $   (28,139)    $  17,950     $   (10,189)    $(21,236)    $   (31,425)
                                            ===========     =========     ===========     ========     ===========


     See accompanying notes to Unaudited Pro Forma Statement of Operations.

                         VIASYSTEMS, INC. & SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)


(1) The historical combined Statement of Operations of Viasystems, Inc. for the six months ended June 30, 1999, was derived from the unaudited interim consolidated Statement of Operations of Viasystems, Inc. for the six months ended June 30, 1999, and Kalex for the six months ended March 31, 1999.

(2) Adjustment reflects the full year effect of the amortization of the acquired intangibles and goodwill related to the Kalex Acquisition. Amortization is computed using systematic methods over the estimated useful lives ranging from 1 - 20 years.

(3) The Unaudited Pro Forma Statement of Operations does not reflect the non-recurring charge of $17,600 for the write-off of acquired in-process research and development related to the acquisition of Kalex.

(4) Adjustment reflects the net impact to interest expense of the following borrowings as if the Kalex Acquisition had been consummated as of the beginning of the period.

         New Tranche C Loan - $291,000 at 9.2%..........................................       $  13,386
         Interest income of cash collateral account -- $89,900 at 4.5%..................          (2,022)
         US Revolver - paydown $70,000 at 8.3%..........................................          (2,905)
         Chips Term Loan - paydown $10,125 at 8.3%......................................            (420)
                                                                                               ---------
                                                                                                   8,039
         Elimination of Kalex historical interest.......................................            (866)
                                                                                               ---------
                                                                                               $   7,173
                                                                                               =========

(5) Adjustment reflects the amortization of deferred financing costs associated with the Kalex Acquisition as if the acquisition had been consummated at the beginning of the period. These costs are amortized over the term of the related debt using the straight-line method, which approximates the effective interest method.

(6) Adjustments reflect the pro forma tax effect of the adjustments described above.

    (c) Exhibits.

Exhibit Number                              Description

    2.8       -      Share Purchase Agreement, dated as of August 1, 1999, among
                     Termbray Electronics (B.V.I.) Limited, Termbray Industries
                     International (Holdings) Limited, Viasystems Canada, Inc., and Viasystems Group, Inc.*

    4.11      -      Third Amended and Restated Credit Agreement, dated as of
                     August 5, 1999, among Viasystems Group, Inc., Viasystems,
                     Inc., Viasystems Canada, Inc. (f/k/a Circo Craft Co. Inc.),
                     PCB Investments Plc, Viasystems Holdings Limited (f/k/a
                     Forward Group Plc), Chips Acquisition Limited, Print
                     Service Holding N.V., Viasystems II Limited (f/k/a
                     Interconnection Systems (Holdings) Limited); and The Chase
                     Manhattan Bank of Canada, Chase Manhattan International
                     Limited and The Chase Manhattan Bank.*

    99.1      -      Press Release, dated as of August 3, 1999. (Incorporated by reference to exhibit 99.1 to the Form 8-K filed by the Company on August 19, 1999.)

------------

    *    Filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VIASYSTEMS, INC.

Dated:  October 14, 1999                     By: /s/ DAVID M. SINDELAR
                                                 -------------------------------
                                                 David M. Sindelar
                                                 Senior Vice President and Chief
                                                 Financial Officer

                                             By: /s/ JOSEPH S. CATANZARO
                                                 -------------------------------
                                                 Joseph S. Catanzaro
                                                 Chief Accounting Officer

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                              DESCRIPTION
--------------                              -----------
    2.8       -      Share Purchase Agreement, dated as of August 1, 1999, among
                     Termbray Electronics (B.V.I.) Limited, Termbray Industries
                     International (Holdings) Limited, Viasystems Canada, Inc.,
                     and Viasystems Group, Inc.*

    4.11      -      Third Amended and Restated Credit Agreement, dated as of
                     August 5, 1999, among Viasystems Group, Inc., Viasystems,
                     Inc., Viasystems Canada, Inc. (f/k/a Circo Craft Co. Inc.),
                     PCB Investments Plc, Viasystems Holdings Limited (f/k/a
                     Forward Group Plc), Chips Acquisition Limited, Print
                     Service Holding N.V., Viasystems II Limited (f/k/a
                     Interconnection Systems (Holdings) Limited); and The Chase
                     Manhattan Bank of Canada, Chase Manhattan International
                     Limited and The Chase Manhattan Bank.*

    99.1      -      Press Release, dated as of August 3, 1999. (Incorporated by reference to exhibit 99.1 to the Form 8-K filed by the
                     Company on August 19, 1999.)

------------

    *    Filed herewith.